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                                                                 EXHIBIT (b)(1)


                                     BYLAWS
                                       OF
                            MIMLIC SERIES FUND, INC.

                    (As Amended and Restated April 30, 1991)

                                   ARTICLE I.
                                     OFFICES

      Section 1.01  Name  The name of the corporation is MIMLIC Series Fund,
Inc.

      Section 1.02 Registered Office The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

      Section 1.03 Other Offices The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine. The principal executive office shall be that office at which the office of the President is located.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

      Section 2.01 Place and Time of Meetings Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. If a special meeting is called on request of a shareholder holding 10% or more of the shares entitled to vote, the meeting shall be held in the county of the principal executive office. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock A.M.

      Section 2.02  Regular Meetings

      (a) Annual meetings of shareholders are not required by these Bylaws. Regular meetings of shareholders shall be held



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only with such frequency and at such times and places as required by law.

      (b) At each regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase the number of directors as permitted by law), shall elect directors, and shall transact such other business as may properly come before them.

      Section 2.03 Special Meetings Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, any two directors, or by one or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting and the business transacted at all special meetings shall be confined to the purpose stated in such notice.

      Section 2.04 Quorum, Adjourned Meetings The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy shall adjourn the meeting to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meetings as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 2.05 Voting At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation.

      Section 2.06 Voting - Proxies The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing.

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No proxy shall be voted on after eleven months from its date unless it provides for a longer period.

      Section 2.07 Closing of Books The Board of Directors shall fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

      Section 2.08 Notice of Meetings There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at the address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, which notice shall be mailed at least ten (10) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03.

      Section 2.09 Waiver of Notice Notice of any regular or special meeting may be waived either before, at or after such meeting orally or in writing signed by each shareholder or representative thereof entitled to vote the shares so represented. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

      Section 2.10 Written Action Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

      Section 2.11 Organization At each meeting of the shareholders, the Chairman of the Board, if one is elected, or the President, or a Vice President in case of the President's absence or inability to act, shall act as chairman of the

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meeting. The Secretary, or such person as may be appointed by the Chairman in case of the Secretary's absence or inability to act, shall act as secretary of the meeting and keep the minutes thereof.

      Section 2.12 Order of Business The order of business at the meetings of shareholders shall be determined by the presiding officer.

      Section 2.13 Inspectors At each meeting of the shareholders the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters or the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be shareholders of the corporation, may be appointed by the presiding officer at or before the meeting.

                                  ARTICLE III.
                                    DIRECTORS

      Section 3.01 Number, Qualification and Term of Office Until the first meeting of shareholders, the number of directors shall be equal to the number of persons named in the Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders or the Board of Directors, or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

      Section 3.02 Election of Directors Except as otherwise provided in Sections 3.11 and 3.12 hereof, the directors shall be elected annually at the annual shareholders' meeting. In the event that directors are not elected at an annual shareholders' meeting, then directors may be elected at a special shareholders' meeting, provided that the notice of such meeting shall contain mention of such purpose. At each shareholders' meeting for the election of directors, the directors shall be elected by a plurality of the votes validly cast at such election.

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      Section 3.03  General Powers

      (a) Except as otherwise permitted by statute, the property, affairs and business of the corporation shall be managed by the Board of Directors, which may exercise all the powers of the corporation except those powers vested solely in the shareholders of the corporation by statute, the Articles of Incorporation, or these Bylaws, as amended.

      (b) All acts done at any meeting of the Directors or by any person acting as a director, so long as a successor or successors shall not have been duly elected and qualified, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the corporation.

      Section 3.04  Power to Declare Dividends

      (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the shareholders according to their respective rights and interests.

      (b) The Board of Directors may at any time declare and distribute pro rata among the shareholders a "stock dividend" out of the corporation's authorized but unissued shares of stock, including any shares previously purchased by the corporation.

      (c) The Board of Directors may at any time declare and distribute pro rata among the shareholders of record of the shares of a class a reverse share split.

      Section 3.05 Board Meetings Meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

      Section 3.06 Calling Meetings, Notice A director may call a meeting by giving five (5) days notice to all directors of the date, time and place of the meeting; provided that if the day or date, time and place of a board meeting have been

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announced at a previous meeting of the board, no notice is required.

      Section 3.07 Waiver of Notice Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in writing signed by such director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

      Section 3.08 Quorum A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting; provided, however, notwithstanding the above, if the Board of Directors is taking action pursuant to the Investment Company Act of 1940, as now enacted or hereafter amended, a majority of directors who are not "interested persons" (as defined by the Investment Company Act of 1940, as now enacted or hereafter amended) of the corporation shall constitute a quorum for taking such action.

      Section 3.09 Advance Consent or Opposition A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

      Section 3.10 Conference Communications Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purpose of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this
Section 3.10 shall be deemed present in person at the meeting; and the place of the meeting shall be the place or origination of the conference

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telephone conversation or other comparable communication technique.

      Section 3.11 Vacancies; Newly Created Directorships Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section
3.01 may be filled by a majority vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next regular meeting or at any meeting duly called for that purpose; provided, however, that no vacancy can be filled as provided above if prohibited by the provisions of the Investment Company Act of 1940.

      Section 3.12 Removal The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting, or the remaining directors may, to the extent vacancies are not filled at such meeting, fill any vacancy or vacancies created by such removal. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal.

      Section 3.13 Committees A resolution approved by the affirmative vote of a majority of the Board of Directors may establish an executive committee or other committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

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      A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

      Section 3.14 Written Action Any action which might be taken at a meeting of the Board of Directors, or any duly constituted meeting thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members.

      Section 3.15 Compensation Directors who are not salaried officers of this corporation or affiliated with its investment adviser shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. All such directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

      Section 3.16 Resignation A director may resign by giving written notice to the corporation, and the resignation is effective without acceptance when given, unless a later effective time is specified in the notice.

                                   ARTICLE IV.
                                    OFFICERS

      Section 4.01 Number The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Secretary, a Treasurer and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any number of offices may be held by the same person.

      Section 4.02 Election, Term of Office and Qualifications The Board of Directors shall elect, from within or without their number, the officers referred to in Section 4.01 of these Bylaws, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board not inconsistent therewith. All other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

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      Section 4.03  Resignation  Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 4.04 Removal and Vacancies Any officer may be removed from his office, with or without cause, by a majority of the Board of Directors present at a duly held meeting and the Board may delegate such power of removal as to agents not elected or appointed by the Board of Directors. Such removal, however, shall be without prejudice to the contract rights of the person so removed, if any, but the appointment of any person as an officer or agent of the corporation shall not of itself create contract rights. If there be a vacancy among the officers of the corporation by reason of death, resignation, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

      Section 4.05 Chairman of the Board The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

      Section 4.06 President The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, maintain its records, and, in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

      Section 4.07 Vice President Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

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      Section 4.08  Secretary  The Secretary shall be secretary of, and shall attend, all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation and shall certify all proceedings of the Board and the shareholders. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

      Section 4.09 Treasurer The Treasurer shall be the chief financial officer and shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the corporation. He shall render to the President and the Board of Directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

      Section 4.10 Assistant Secretaries At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

      Section 4.11 Assistant Treasurers At the request of the Treasurer or in his absence or disability any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from

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time to time may be assigned to them by the Board of Directors or the President.

      Section 4.12 Compensation The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.


                                   ARTICLE V.
                            SHARES AND THEIR TRANSFER

      Section 5.01  Certificates for Shares

      (a) The corporation may have certificated or uncertificated shares, or both, as designated by resolution of the Board of Directors. Every owner of certificated shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him provided, however, that certificates for fractional shares will not be delivered in any case. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the new shareholder the information required to be stated on certificates. Certificated shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Treasurer or Secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.08.

      (b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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      Section 5.02  Issuance of Shares  The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount for each class authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or securities. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. No shares of stock issued by the corporation shall be issued, sold, or exchanged by or on behalf of the corporation for any amount less than the net asset value per share of the shares outstanding as determined pursuant to
Article IX hereunder.

      Section 5.03 Redemption of Shares Upon the demand of any shareholder, this corporation shall redeem any share of stock issued by it held and owned by such shareholder at the net asset value thereof as determined pursuant to
Article IX hereunder. The Board of Directors may suspend the right of redemption or postpone the date of payment during any period as may be permitted by law.

      Section 5.04 Transfer of Shares Transfer of shares on the books of the corporation may be authorized only by the shareholder of record, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares or a duly executed assignment covering shares held in uncertificated form. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

      Section 5.05 Registered Shareholders The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Minnesota.

      Section 5.06 Transfer Agents and Registrars The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.


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      Section 5.07  Transfer Regulations  The shares of stock of the corporation may be freely transferred, and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of the shares of stock of the corporation.

      Section 5.08 Lost, Stolen, Destroyed and Mutilated Certificates The holder of any stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate or in case of loss, theft or destruction of the certificate upon satisfactory proof of such loss, theft, or destruction. A new certificate or certificates of stock will be issued to the owner of the lost, stolen or destroyed certificate only after such owner, or his legal representatives, gives to the corporation and to such registrar or transfer agent as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft, or destruction of any such certificate.

                                   ARTICLE VI.
                                    DIVIDENDS

      Section 6.01 Dividends The corporation's net investment income will be determined, and its dividends shall be declared and made payable at such time(s) as the Board of Directors shall determine.

                                  ARTICLE VII.
                           BOOKS AND RECORDS AND AUDIT

      Section 7.01 Share Register The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

      (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and


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      (2)   a record of the dates on which certificates or transaction statements representing the classes and number of shares were issued.

      Section 7.02 Other Books and Records The Board of Directors shall cause to be kept at the corporation's principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten (10) days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

      (1)   records of all proceedings of shareholders for the last three years;

      (2)   records of all proceedings of the board for the last three years;

      (3)   its articles and all amendments currently in effect;

      (4)   its bylaws and all amendments currently in effect;

      (5) financial statements required by Minnesota Statutes Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

      (6)   reports made to shareholders generally within the last three years;

      (7) a statement of the names and usual business addresses of its directors and principal officers;

      (8) any shareholder voting or control agreements of which the corporation is aware; and

      (9) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

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      Section 7.03  Audit; Accountant

      (a) The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

      (b) The corporation shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation.

      (c) Any vacancy occurring between regular meetings, due to the death, resignation or otherwise of the Accountant, may be filled by the Board of Directors.


                                  ARTICLE VIII.
                       INDEMNIFICATION OF CERTAIN PERSONS

      Section 8.01 Indemnification The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

      Section 8.02 Advances Upon receiving a written request for payment of expenses and a written affirmation of a good faith belief from the officer or director that he is entitled to indemnification, the corporation shall pay reasonable expenses, including attorney's fees and disbursements, incurred by an officer or director in defending himself in proceedings challenging his actions on behalf of the corporation.

      Section 8.03 Insurance The Board of Directors may authorize the purchase and maintenance of such insurance as it may deem necessary or prudent on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of Minnesota Statutes, Section 302A.521, as amended from time to time.

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                                   ARTICLE IX.
                               GENERAL PROVISIONS

      Section 9.01 Voting of Stock Held Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of any such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as it may deem necessary or proper; or any of such officers may themselves attend any meeting of the holders of stock or other securities of any such corporation or association and thereat vote or exercise any or all other powers of the corporation as the holder of such stock or other securities of such other corporation or association, or consent in writing to any action by any such other corporation or association.

      Section 9.02 Valuation of Net Asset Value The net asset value per share of the corporation shall be determined in good faith by or under the supervision of the officers of the corporation as authorized by the Board of Directors as often and on such days and at such times(s) as the Board of Directors shall determine, or as otherwise may be required by law, rule, regulation or order of the Securities and Exchange Commission.

      Section 9.03 Custody of Assets All securities and cash owned by this corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits (the "Custodian").

      This corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of this corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of this corporation. In the event of the Custodian's resignation or termination, the corporation shall use its best efforts promptly to secure a successor Custodian and shall require that the cash and securities owned by this corporation held by the Custodian be delivered directly to such successor Custodian.


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      Section 9.04  Disbursement of Funds  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by the Treasurer or by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

      Section 9.05 Execution of Instruments Except as otherwise provided in these Bylaws, all deeds, mortgages, bonds, contracts, stock powers, reports and other instruments may be executed on behalf of the corporation by the President or any Vice President or by any other officer or agent authorized to act with respect to such matters, whether by law, the Articles of Incorporation, these Bylaws, or any general or special authorization of the Board of Directors. If the corporate seal is required, it shall be affixed by the Secretary or an Assistant Secretary.

      Section 9.06 Corporate Seal The corporate seal of the corporation shall be the words "Corporate Seal" encircled with the words "MIMLIC Series Fund, Inc."

      Section 9.07 Miscellaneous Any procedures not covered by the applicable provisions of Minnesota law, the Articles of Incorporation, or these Bylaws, shall be governed by Robert's Rules of Order Newly Revised , as amended from time to time.

                                   ARTICLE X.
                                   AMENDMENTS

      Section 10.01 Amendments These Bylaws may be amended or altered by a vote of the majority of the Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to adopt, change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, except that the Board of Directors may make or alter any Bylaw to increase their number.

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